Exhibit 23.2

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT


We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Post Effective Amendment No. 1 to Form S-8 of EMPS Corporation of our report dated February 16, 2001 relating to the financial statements of EMPS Corporation and to the reference made to our firm under the caption "Experts" which appear in such documents.


/s/ David T. Thomson, P.C.
Salt Lake City, Utah
January 30, 2002